Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                       Pursuant To Section 13 or 15(d) Of
                       The Securities Exchange Act of 1934

                          Date of Report: May 31, 2002

                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact Name of Registrant As Specified in Its Charter)

            Texas                      0-26958                  76-0037324
(State Or Other Jurisdiction   (Commission File Number)       (IRS Employer
   Of Incorporation                                         Identification No.)
    Or Organization)


                            505 North Belt, Suite 630
                              Houston, Texas 77060
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 820-1181
              (Registrant's Telephone Number, Including Area Code)

Item 2.        Acquisition or Disposition of Assets.

     Effective May 31, 2002, we purchased 700,000 shares of our own common stock from Voice Media, Inc. for an aggregate price of $918,700 that equals approximately $1.32 per share. That purchase price was below market value on the date of the purchase. Voice Media. Inc. presently owns none of our shares of common stock. These shares were not registered under the Securities Act of 1933. These shares are presently treasury shares. We may cancel these shares at a later date.

     The terms of this transaction were the result of arms-length negotiations between us and Voice Media, Inc. We believe the transaction was favorable to us in view of the market value of our common stock and the payment terms, although no appraisal or fairness opinion was done. All management contracts previously signed relating to the management of www.xxxpassword will remain in effect.

      We will pay Voice Media, Inc. for the 700,000 shares as per the following schedule:

      (a)   The amount of $229,675.00 due on January 10, 2003;
      (b)   The amount of $229,675.00 due on January 10, 2004;
      (c)   The amount of $229,675.00 due on January 10, 2005; and
      (d) A final payment in the amount of $229,675.00 due on January 10, 2006.

      The control person of Voice Media, Inc. is Ron Levi, who presently serves as one of our Directors. Mr. Levi will not stand for re-election at our June 12, 2002 annual shareholder meeting. Mr. Levi continues to own 59,000 shares of our common stock.

     We now have approximately 3,800,000 shares issued and outstanding.

Item 7.        Financial Statements and Exhibits.

(a)    Financial Statements:
                         NONE.

(b)    Exhibits:

       Exhibit 10.1      Stock Purchase Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                          RICK'S CABARET INTERNATIONAL, INC.


Date: June 7, 2002
                                          --------------------------------------
                                          By:  /s/  Eric Langan
                                          Eric Langan
                                          President and Chief Accounting Officer